PRESS RELEASE

FOR IMMEDIATE RELEASE	CONTACT:	Alison Griffin
April 27, 2017		(804) 217-5897

DYNEX CAPITAL, INC. REPORTS
FIRST QUARTER 2017 RESULTS

GLEN ALLEN, Va. -- Dynex Capital, Inc. (NYSE: DX) reported its first quarter 2017 results today. As previously announced, the Company's quarterly conference call to discuss these results is today at 10:00 a.m. Eastern Time and may be accessed using conference ID 9962721 via telephone in the U.S. at 1-866-392-3507 (internationally at 1-614-999-9383) or by live webcast which includes a slide presentation, the link for which is provided under “Investor Center” on the Company's website (www.dynexcapital.com).
First Quarter 2017 Highlights

•	Comprehensive income to common shareholders of $0.54 per common share and net income to common shareholders of $0.13 per common share

•	Core net operating income, a non-GAAP measure, of $0.15 per common share

•	Net interest spread of 1.73% and adjusted net interest spread, a non-GAAP measure, of 1.63%

•	Book value per common share of $7.52 at March 31, 2017 compared to $7.18 at December 31, 2016

•	Leverage of 5.8x shareholders’ equity at March 31, 2017 versus 6.3x shareholders’ equity at December 31, 2016

•	Dividend declared of $0.18 per common share
First Quarter 2017 Earnings Summary
The Company reported comprehensive income to common shareholders of $26.6 million for the first quarter of 2017 compared to comprehensive loss to common shareholders of $(18.4) million for the fourth quarter of 2016. Comprehensive income (loss) includes net income to common shareholders and other comprehensive income (loss), consisting principally of changes in unrealized gains and losses on mortgage-backed securities. Net income to common shareholders for the first quarter of 2017 was $6.6 million compared to net income to common shareholders of $66.8 million for the fourth quarter of 2016. Net income declined primarily as a result of the following:

•	a decrease in net interest income of $(1.2) million,

•	a decrease in gain on derivative instruments, net of $(56.4) million, and

•	a net loss on sale of investments of $(1.7) million

Core net operating income to common shareholders, a non-GAAP measure, was $7.4 million for the first quarter of 2017 versus $10.0 million for the fourth quarter of 2016. Core net operating income is a non-GAAP measure which excludes the change in fair value of derivative instruments included in GAAP net income and the unrealized loss on MBS included in other comprehensive income. Both GAAP net income and core net operating income include the effects of a $1.2 million decline in net interest income in the first quarter of 2017 and an increase in general and administrative costs of $0.7 million that are primarily timing related. The decline in net interest income was due to increased interest expense from higher borrowing rates, partially offset by interest income on a larger investment portfolio, and $0.9 million of "catch-up" premium amortization adjustments on Agency RMBS from changes in projected prepayment speeds and lower prepayment compensation on CMBS and CMBS IO. Core net operating income also includes $0.5 million in higher periodic interest costs on interest rate swap agreements in the first quarter of 2017. For more information on core net operating income see "Reconciliations of GAAP Measures to Non-GAAP Measures" in this press release.
Book Value Per Common Share
Book value per common share increased $0.34, or 5% to $7.52 at March 31, 2017. The primary driver of the increase was tighter credit spreads on MBS during the first quarter of 2017 that drove an increase in unrealized gains on available for sale securities during the quarter, particularly CMBS IO. Partially offsetting the increase was $(0.03) per share from common dividends in excess of core earnings per share and dilution of approximately $(0.01) per share from capital stock activity. Economic return on book value was 7.2% for the first quarter of 2017. Economic return on book value is calculated by dividing (i) the sum of dividends declared per common share and the change in book value per common share by (ii) beginning book value per common share.
Investments Summary
The Company’s average interest earning assets increased slightly for the first quarter of 2017 compared to the fourth quarter of 2016. The Company did not materially change its capital allocation during the quarter. The following tables summarize activity, average balances, and annualized effective yields on the Company’s MBS portfolio for the first quarter of 2017:

($ in thousands)	RMBS	CMBS	CMBS IO	Total
Fair value at December 31, 2016	$1,234,767	$1,222,771	$754,546	$3,212,084
Purchases	—	103,139	38,297	141,436
Principal payments	(76,364)	(11,762)	—	(88,126)
Sales	(58,872)	—	—	(58,872)
Net premium amortization	(4,096)	(648)	(35,105)	(39,849)
Net unrealized gain	5,734	2,681	11,661	20,076
Fair value at March 31, 2017	$1,101,169	$1,316,181	$769,399	$3,186,749

	Three Months Ended
	March 31, 2017		December 31, 2016
($ in thousands)	Average Balance	Effective Yield	Average Balance	Effective Yield
RMBS	$1,188,616	1.83%	$1,289,139	1.84%
CMBS	1,240,857	2.97%	1,115,835	3.08%
CMBS IO	757,635	3.96%	741,577	3.92%

Total MBS:	$3,187,108	2.78%	$3,146,551	2.77%

Other investments	18,918	3.81%	20,047	3.78%
Total investments:	$3,206,026	2.79%	$3,166,598	2.78%
Financing Summary
The Company's cost of funds increased 12 basis points for the first quarter of 2017 compared to the fourth quarter of 2016 primarily as a result of the increase in short-term interest rates during the first quarter. The following table summarizes the Company's borrowings by collateral type under repurchase agreements for the periods indicated:

	Three Months Ended March 31, 2017		Three Months Ended December 31, 2016
Collateral Type	Average Balance	Weighted Average Rate	Average Balance	Weighted Average Rate
($ in thousands)
Agency RMBS	$1,074,512	0.86%	$1,156,147	0.78%
Non-Agency RMBS	24,837	2.13%	29,653	1.90%
Agency CMBS	1,031,264	0.84%	884,786	0.75%
Non-Agency CMBS	65,749	1.70%	68,257	1.53%
Agency CMBS IO	346,643	1.63%	335,630	1.41%
Non-Agency CMBS IO	296,179	1.71%	289,266	1.49%
Securitization financing bond	4,551	2.14%	5,030	1.91%
Total repurchase agreement financing	2,843,735	1.07%	2,768,769	0.95%
Other financing (1)	6,359	1.35%	64,101	0.59%
Total average liabilities and cost of funds	$2,850,094	1.06%	$2,832,870	0.94%
(1) Other financing for both periods presented includes non-recourse collateralized financing collateralized with a portion of the mortgage loans held for investment, net on the Company's consolidated balance sheet. For the three months ended December 31, 2016, other financing also includes FHLB advances collateralized with Agency CMBS.
Hedging Activities
The Company had an average notional of $1,292.6 million in effective interest rate swaps outstanding during the first quarter of 2017 at a weighted average net pay-fixed rate of 1.16% versus an average notional of $305.0 million in effective interest rate swaps with a weighted average net pay-fixed rate of 0.64% for the fourth quarter of 2016. The following table summarizes the notional activity and average rates related to the Company's interest rate swaps during the quarter:

($ in thousands)	Notional Receive-Fixed Interest Rate Swaps	Notional Pay-Fixed Interest Rate Swaps	Total Notional	WAVG Net Pay-Fixed Rate
As of December 31, 2016	$425,000	$3,455,000	$3,880,000	1.58%
Additions:
1-year pay-fixed interest rate swap	—	1,300,000	1,300,000	1.27%
10-year pay-fixed interest rate swap	—	100,000	100,000	2.35%
Terminations (1)	(300,000)	(435,000)	(735,000)	0.35%
As of March 31, 2017	$125,000	$4,420,000	$4,545,000	1.70%

(1)	Interest rate swaps had a net termination value of $2.4 million.
The following table summarizes the weighted average notional of net pay-fixed swaps effective for each year through 2026 and the related weighted average net pay-fixed rate for the Company’s interest rate swaps at March 31, 2017 and at December 31, 2016:

	March 31, 2017		December 31, 2016
Effective Period	Weighted Average Notional Outstanding for the Period (1)	Weighted Average Net Pay-Fixed Rate (1)	Weighted Average Notional Outstanding for the Period (1)	Weighted Average Net Pay-Fixed Rate (1)
($ in thousands)
2017	$1,527,582	1.30%	$198,110	0.52%
2018	1,859,384	1.84%	1,712,466	1.79%
2019	1,644,027	1.91%	1,654,164	1.83%
2020	1,398,702	2.16%	1,377,391	2.11%
2021	1,605,616	2.26%	1,509,726	2.26%
2022	1,253,425	2.48%	1,253,425	2.52%
2023	1,250,000	2.48%	1,250,000	2.52%
2024	1,257,104	2.48%	1,257,104	2.52%
2025	845,342	2.42%	845,342	2.47%
2026	495,479	2.34%	491,370	2.43%

(1)	Includes pay-fixed interest rate swaps, net of receive-fixed interest rate swaps.
The following table presents the components of gain on derivative instruments, net for the first quarter of 2017:

($ in thousands)	Change in Fair Value of Derivative Instruments	Periodic Interest Costs	Gain (Loss) on Derivative Instruments, Net
Receive-fixed interest rate swaps	$(831)	$697	$(134)
Pay-fixed interest rate swaps	1,621	(1,312)	309
Total	$790	$(615)	$175

Company Description
Dynex Capital, Inc. is an internally managed real estate investment trust, or REIT, which invests in mortgage assets on a leveraged basis. The Company invests in Agency and non-Agency RMBS, CMBS, and CMBS IO.  Additional information about Dynex Capital, Inc. is available at www.dynexcapital.com.
Use of Non-GAAP Financial Measures
In addition to the Company's operating results presented in accordance with GAAP, this release includes certain non-GAAP financial measures including core net operating income to common shareholders (including per common share), adjusted interest expense, adjusted cost of funds, adjusted net interest income, and adjusted net interest spread. Schedules reconciling these non-GAAP financial measures to GAAP are provided as a supplement to this release. Management uses core net operating income (including per common share) as an estimate of the net interest earnings from our investments after operating expenses. In connection with core net operating income, management uses adjusted interest expense, adjusted cost of funds, adjusted net interest income, and adjusted net interest spread because management considers net periodic interest costs related to the Company's derivative instruments as an additional cost of using repurchase agreements to finance investments. Because these measures are used in the Company's internal analysis of financial and operating performance, management believes that they provide greater transparency to our investors of management's view of our economic performance. Management also believes the presentation of these measures, when analyzed in conjunction with the Company's GAAP operating results, allows investors to more effectively evaluate and compare the performance of the Company to that of its peers even though peer companies may present non-GAAP measures on a different basis than the Company's. Because these non-GAAP financial measures exclude certain items used to compute GAAP net income to common shareholders and GAAP interest expense, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, the Company's GAAP results as reported on its consolidated statements of comprehensive income. In addition, because not all companies use identical calculations, the Company's presentation of its non-GAAP measures may not be comparable to other similarly-titled measures of other companies.
Forward Looking Statements
This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “forecast,” “anticipate,” “estimate,” “project,” “plan,” and similar expressions identify forward-looking statements that are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Forward-looking statements in this release may include, without limitation, statements regarding future interest rates, our views on expected characteristics of future investment environments, prepayment rates on our investment portfolio and risks posed by our investment portfolio, our future investment strategies, our future leverage levels and financing strategies, the use of specific financing and hedging instruments and the future impacts of these strategies, future actions by the Federal Reserve, and the expected performance of our investments. The Company's actual results and timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements as a result of unforeseen external factors. These factors may include, but are not limited to, changes in general economic and market conditions, including volatility in the credit markets which impacts asset prices and the cost and availability of financing, defaults by borrowers, availability of suitable reinvestment opportunities, variability in investment portfolio cash flows, fluctuations in interest rates, fluctuations in property capitalization rates and values of commercial real estate, defaults by third-party servicers, prepayments of investment portfolio assets, other general competitive factors, uncertainty around government regulatory and monetary policy, the impact of regulatory changes, including the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and ongoing financial institution regulatory reform efforts, the full impacts of which are unknown at this time, and another ownership change under Section 382 that further impacts the use of our tax net operating loss carryforward. For additional information on risk factors that could affect the Company's forward-looking statements, see the Company's Annual Report on Form 10-K for the year ended December 31, 2016, and other reports filed with and furnished to the Securities and Exchange Commission.

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DYNEX CAPITAL, INC.
CONSOLIDATED BALANCE SHEETS
($ in thousands except per share data)

	March 31, 2017	December 31, 2016
ASSETS	(unaudited)
Mortgage-backed securities	$3,186,749	$3,212,084
Mortgage loans held for investment, net	18,183	19,036
Cash and cash equivalents	65,943	74,120
Restricted cash	34,822	24,769
Derivative assets	272	28,534
Principal receivable on investments	4,558	11,978
Accrued interest receivable	22,849	20,396
Other assets, net	6,498	6,814
Total assets	$3,339,874	$3,397,731

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Repurchase agreements	$2,825,945	$2,898,952
Non-recourse collateralized financing	6,075	6,440
Derivative liabilities	58	6,922
Accrued interest payable	2,628	3,156
Accrued dividends payable	10,934	12,268
Other liabilities	1,712	2,809
Total liabilities	2,847,352	2,930,547

Shareholders’ equity:
Preferred stock, par value $.01 per share; 50,000,000 shares authorized; 4,897,138 and 4,571,937 shares issued and outstanding, respectively ($122,428 and $114,298 aggregate liquidation preference, respectively)	$117,473	$110,005
Common stock, par value $.01 per share, 200,000,000 shares authorized; 49,203,022 and 49,153,463 shares issued and outstanding, respectively	492	492
Additional paid-in capital	727,503	727,369
Accumulated other comprehensive loss	(12,632)	(32,609)
Accumulated deficit	(340,314)	(338,073)
Total shareholders' equity	492,522	467,184
Total liabilities and shareholders’ equity	$3,339,874	$3,397,731

Book value per common share	$7.52	$7.18

DYNEX CAPITAL, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(UNAUDITED)
 (amounts in thousands except per share data)

	Three Months Ended
	March 31,
	2017	2016
Interest income	$22,419	$25,089
Interest expense	7,519	6,310
Net interest income	14,900	18,779

Gain (loss) on derivative instruments, net	175	(48,264)
Loss on sale of investments, net	(1,708)	(3,941)
Fair value adjustments, net	10	24
Other (expense) income, net	(46)	63
General and administrative expenses:
Compensation and benefits	(2,245)	(2,219)
Other general and administrative	(2,035)	(1,873)
Net income (loss)	9,051	(37,431)
Preferred stock dividends	(2,435)	(2,294)
Net income (loss) to common shareholders	$6,616	$(39,725)

Other comprehensive income:
Change in net unrealized gain on available-for-sale investments	$18,368	$37,760
Reclassification adjustment for loss on sale of investments, net	1,708	3,941
Reclassification adjustment for de-designated cash flow hedges	(99)	27
Total other comprehensive income	19,977	41,728
Comprehensive income to common shareholders	$26,593	$2,003

Net income (loss) per common share-basic and diluted	$0.13	$(0.81)
Weighted average common shares	49,176	49,041

DYNEX CAPITAL, INC.
KEY FINANCIAL MEASURES
(UNAUDITED)
 ($ in thousands except per share data)

		1Q2017		4Q2016		3Q2016		2Q2016		1Q2016
Net income (loss) per common share		$0.13		$1.36		$0.25	$(0.11)		$(0.81)
Core net operating income per common share (1)		$0.15		$0.20		$0.20		$0.21		$0.22
Comprehensive (loss) income per common share		$0.54	$(0.37)			$0.27		$0.35		$0.04
Dividends per common share		$0.18		$0.21		$0.21		$0.21		$0.21
Book value per common share, end of period		$7.52		$7.18		$7.76		$7.69		$7.54
Leverage at period end (2)	5.8	x	6.3	x	5.8	x	6.1	x	6.4	x
Average interest earning assets		$3,206,026		$3,166,598		$3,110,884		$3,242,413		$3,429,875
Average interest bearing liabilities		$2,850,092		$2,832,870		$2,806,948		$2,916,432		$3,095,490
Amortized cost to par:
RMBS		104.6%		104.8%		104.8%		104.7%		104.7%
CMBS		100.6%		100.6%		100.4%		100.3%		100.4%
Agency MBS, end of period		$2,725,598		$2,757,658		$2,637,348		$2,690,986		$2,796,605
Non-Agency MBS, end of period		$461,151		$454,426		$473,119		$517,749		$532,147
Net interest income		$14,900		$16,105		$15,067		$16,716		$18,779
Adjusted net interest income (1)		$14,186		$15,866		$14,813		$16,150		$17,126
Effective yield by investment type:
RMBS		1.83%		1.84%		1.85%		1.90%		1.91%
CMBS		2.97%		3.08%		3.17%		3.28%		3.33%
CMBS IO		3.96%		3.92%		3.88%		3.83%		3.85%
Mortgage loans held for investment		3.81%		3.78%		3.84%		3.80%		3.82%
Effective yield-all investments		2.79%		2.78%		2.75%		2.77%		2.78%
Cost of funds (3)		1.06%		0.94%		0.85%		0.83%		0.81%
Net interest spread		1.73%		1.84%		1.90%		1.94%		1.97%
Adjusted cost of funds (1)		1.16%		0.97%		0.88%		0.90%		1.02%
Adjusted net interest spread (1)		1.63%		1.81%		1.87%		1.87%		1.76%
CPR for Agency RMBS (4)		16.3%		19.3%		18.9%		17.4%		13.2%

(1)	Non-GAAP financial measures are reconciled in the supplement to this release.

(2)	Leverage is calculated by dividing total liabilities by total shareholders' equity.

(3)	Percentages shown are based on annualized interest expense amounts divided by average interest bearing liabilities.

(4)	Represents the 3-month average constant prepayment rate ("CPR").

DYNEX CAPITAL, INC.
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
(UNAUDITED)
 ($ in thousands except per share data)

	Three Months Ended
	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
GAAP net income (loss) to common shareholders	$6,616	$66,758	$12,406	$(5,525)	$(39,725)
Less:
(Accretion) amortization of de-designated cash flow hedges (1)	(99)	(99)	(99)	(80)	27
Change in fair value of derivative instruments, net (2)	(790)	(56,686)	(2,564)	15,811	46,584
Loss on sale of investments, net	1,708	—	—	297	3,941
Fair value adjustments, net	(10)	(17)	(34)	(28)	(24)
Core net operating income to common shareholders	$7,425	$9,956	$9,709	$10,475	$10,803

Weighted average common shares	49,176	49,151	49,147	49,119	49,041
Core net operating income per common share	$0.15	$0.20	$0.20	$0.21	$0.22
(1) Amount recorded as a portion of "interest expense" in accordance with GAAP related to the amortization (accretion) of the balance remaining in accumulated other comprehensive loss as of June 30, 2013 as a result of the Company's discontinuation of hedge accounting.

(2)	Represents net realized and unrealized gains and losses on derivatives and excludes net periodic interest costs related to these instruments.

DYNEX CAPITAL, INC.
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
(UNAUDITED)
 ($ in thousands)

	Three Months Ended
	March 31, 2017		December 31, 2016		September 30, 2016
	Amount	Yield/Rate	Amount	Yield/Rate	Amount	Yield/Rate
GAAP interest income	$22,419	2.79%	$22,858	2.78%	$21,135	2.75%
GAAP interest expense/cost of funds	7,519	1.06%	6,753	0.94%	6,068	0.85%
Net interest income/spread	14,900	1.73%	16,105	1.84%	15,067	1.90%

GAAP interest expense/cost of funds	$7,519	1.06%	$6,753	0.94%	$6,068	0.85%
Less: accretion of de-designated cash flow hedges (1)	99	0.01%	99	0.01%	99	0.01%
Add: net periodic interest costs of derivative instruments	615	0.09%	140	0.02%	155	0.02%
Adjusted interest expense/adjusted cost of funds	8,233	1.16%	6,992	0.97%	6,322	0.88%

Adjusted net interest income/spread	$14,186	1.63%	$15,866	1.81%	$14,813	1.87%

			Three Months Ended
			June 30, 2016		March 31, 2016
			Amount	Yield/Rate	Amount	Yield/Rate
GAAP interest income			$22,816	2.77%	$25,089	2.78%
GAAP interest expense/cost of funds			6,100	0.83%	6,310	0.81%
Net interest income/spread			16,716	1.94%	18,779	1.97%

GAAP interest expense/cost of funds			$6,100	0.83%	$6,310	0.81%
Less: accretion (amortization) of de-designated cash flow hedges (1)			80	—%	(27)	—%
Add: net periodic interest costs of derivative instruments			486	0.07%	1,680	0.21%
Adjusted interest expense/ adjusted cost of funds			6,666	0.90%	7,963	1.02%

Adjusted net interest income/spread			$16,150	1.87%	$17,126	1.76%

(1)
Amount recorded as a portion of "interest expense" in accordance with GAAP related to the accretion (amortization) of the balance remaining in accumulated other comprehensive loss as of June 30, 2013 as a result of the Company's discontinuation of hedge accounting.